Exhibit 5.2

November 16, 2021

Altamira Therapeutics Ltd.

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Re: Shelf Registration Statement on Form F-3

Ladies and Gentlemen:

This opinion is being furnished to you in connection with the Registration Statement on Form F-3 (as amended, the “Registration Statement”), including the base prospectus that is part of the Registration Statement (the “Prospectus”), filed by Altamira Therapeutics Ltd., an exempted company incorporated in Bermuda (the “Company”), with the Securities and Exchange Commission (the “Commission”) on November 16, 2021 under the Securities Act of 1933, as amended (the “Securities Act”).

The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale by the Company from time to time of up to $79,177,160 aggregate offering price of (i) common shares, par value CHF 0.01 per share (the “Common Shares”) of the Company, (ii) warrants of the Company (the “Warrants”), (iii) the Company’s senior debt securities and subordinated debt securities (collectively, the “Debt Securities”), which may be issued pursuant to a senior debt indenture (the “Senior Debt Indenture”) between the Company and the trustee to be named therein (the “Senior Debt Trustee”) and a subordinated debt indenture (the “Subordinated Debt Indenture,” and together with the Senior Debt Indenture, the “Indentures”) between the Company and the trustee to be named therein (the “Subordinated Debt Trustee” and, together with the Senior Debt Trustee, the “Trustees”), (iv) purchase contracts (the “Purchase Contracts”) or (v) units composed of any of the foregoing (the “Units”). The Common Shares, Warrants, Debt Securities, Purchase Contracts and Units are collectively referred to herein as the “Securities.” The Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a bank or trust company as warrant agent. The Purchase Contracts may be issued pursuant to a purchase contract agreement (the “Purchase Contract Agreement”) between the Company and a bank or trust company as purchase contract agent. Any Debt Securities may be exchangeable and/or convertible into other securities. The Units may be issued pursuant to a Unit Agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent. The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

In rendering our opinions set forth below, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and officers of the Company and such other matters as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (iv) the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. With respect to Warrants, when (a) the issuance and the terms of the sale of the Warrants have been duly authorized by the Board of Directors of the Company; (b) the terms of the Warrants and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (c) the Warrants and the applicable Warrant Agreement relating to the Warrants, if any, have been duly executed and countersigned and the Warrants have been issued and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (d) the Company has received the applicable consideration for the Warrants as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. With respect to Debt Securities, when (a) the issuance and the terms of the sale of the Debt Securities have been duly authorized by the Board of Directors of the Company; (b) the terms of the Debt Securities and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (c) the Debt Securities and the applicable Indenture relating to the Debt Securities have been duly executed and countersigned and in the case of the Indenture, duly authenticated by the Trustee, and the Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (d) the Company has received the applicable consideration for the Debt Securities as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. With respect to Purchase Contracts, when (a) the issuance and the terms of the sale of the Purchase Contracts have been duly authorized by the Board of Directors of the Company; (b) the terms of the Purchase Contracts and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (c) the Purchase Contracts and the applicable Purchase Contract Agreement relating to the Purchase Contracts, if any, have been duly executed and countersigned and the Purchase Contracts have been issued and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (d) the Company has received the applicable consideration for the Purchase Contracts as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to Units, when (a) the issuance and the terms of the sale of the Units have been duly authorized by the Board of Directors of the Company; (b) the terms of the Units and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and in accordance with the Unit Agreement, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (c) the Unit Agreement and the Units have been duly authorized, executed and countersigned and the Units have been issued and sold in accordance with the applicable Unit Agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (d) the Company has received the applicable consideration for the Units as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Units will constitute valid and binding obligations of the Company.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement (and any applicable post-effective amendment thereto) will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and such Securities will have been issued and sold in accordance with the terms of such Prospectus Supplement and in compliance with all applicable laws; and (ii) a definitive purchase, underwriting or similar agreement with respect to such Securities (if applicable) will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Securities (including any securities issuable upon the exercise or conversion thereof) will be duly authorized by all necessary corporate action by the Company and any agreement pursuant to which such Securities may be issued will be duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company is and will remain duly organized, validly existing and in good standing under applicable Bermuda law; and (v) the Company has reserved a sufficient number of its duly authorized, but unissued, Common Shares (including any Common Shares issuable upon the exercise or conversion of the Securities) as is necessary to provide for the issuance of the Common Shares pursuant to the Registration Statement.

We have also assumed that (i) the terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company of any such security (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the memorandum of continuance, bye-laws or other constitutive documents of the Company, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company and (ii) any Indenture, Warrant Agreement, Purchase Contract Agreement and Unit Agreement will be governed by the laws of the State of New York.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to liability where such indemnification or contribution is contrary to public policy. We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws. Our opinion expressed herein is also subject to the qualification that no term or provision shall be included in any Warrant Agreement, Purchase Contract Agreement, Indenture, Unit Agreement or any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinion.

Our opinion is limited to the federal laws of the United States and the State of New York. We express no opinion as to the effect of the law of any other jurisdiction. Insofar as the foregoing opinion involves matters governed by the laws of Bermuda, we have relied, without independent inquiry or investigation, on the opinion of Conyers Dill & Pearman Limited delivered to you today. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the inclusion of this opinion as Exhibit 5.2 to the Registration Statement and to the references to our firm therein and in the Prospectus and in any Prospectus Supplement under the caption “Legal Matters.” In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Lowenstein Sandler LLP

LOWENSTEIN SANDLER LLP